Exhibit 10.1

                              EMPLOYMENT AGREEMENT

This Agreement is entered into this 1st day of June, 2003 by and between Secured Data, Inc. a Nevada corporation with its principal place of business in Phoenix, Arizona (COMPANY) and Art Malone Jr. of Camarillo, CA (Employee). In consideration of the mutual covenants contained herein COMPANY and Employee agree as follows:

                             SECTION I - EMPLOYMENT

COMPANY hereby appoints the Employee as Chief Executive Officer with all the powers and duties consistent with such position. The Employee hereby accepts said appointment and agrees to be employed subject to the terms and conditions contained herein.

                                SECTION II- TERM

Unless otherwise terminated pursuant to Section V of this Agreement, the term of employment hereunder shall be for a period of one (1) year from June 1, 2003, with automatic annual renewal each year for 2 renewals or a total of three years, unless canceled by either party with 60 days written notice.

                              SECTION III - DUTIES

The Employee shall perform to the best of his abilities all duties necessary to meet his obligations as the Chief Executive Officer. Said obligations consist of but are not limited to operations, as it concerns manufacturing, marketing, and all areas necessary to improve and expand the business of COMPANY. The Employee shall devote not less than 50% of his time, energy and skill during regular business hours to such employment. He shall be under the direction of the Board of Directors of COMPANY and shall report directly to said Board.

                            SECTION IV - COMPENSATION

1. Salary - Employee's base salary shall be $270,000.00 per annum or 27,000,000 common shares of the COMPANY payable in advance upon election of Employee within 60 days from the date of the execution of this Agreement.

2. COMPANY shall reimburse pre-approved travel and entertainment expenses per company policies.

3. Stock Options - Employee shall be entitled to purchase 500,000 shares of the common stock (restricted pursuant to rule 144) the COMPANY. The strike price for said option shall be $0.10 USD per share. The right to exercise said option shall commence six (6) months from June 1, 2003 and shall expire three (3) years from the date hereof or upon the cancellation of this Agreement

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                             SECTION V - TERMINATION

1. COMPANY may terminate this Agreement without cause, however, in said case COMPANY shall be liable under the terms of this Agreement for a period of
     (60) sixty days.

2. For purposes of this Section V, "Cause" shall be defined as: 1) habitual intoxication or drug addiction; 2) conviction of a felony; 3) material violation of any rules or regulations of general application established by employer; 4) commission of an act by employee of fraud, theft, deceit, dishonesty or conflict of interest; or 5) employee's failure to satisfactorily perform any of his material agreements, duties or obligations set forth herein, after notice thereof in writing from employer.

                 SECTION VI - CONFIDENTIALITY AND NON DISCLOSURE

1. Employee, except as authorized by COMPANY in writing, shall hold all confidential information in trust and confidence for COMPANY and agree not to disclose such information to anyone outside of COMPANY or use such information for the benefit of anyone other than COMPANY, either during or after his employment with COMPANY. Said confidential information shall include without limitation, any and all information concerning (I) processes, formulas, trade secrets, innovations, inventions, discoveries, improvements, research or development and test results, specifications, data, and know-how; (ii) marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, product plans and pricing; (iii) personnel information, including organizational structure, salary, and qualification of employees; (iv) customer and supplier information, including identities, product sales and purchase history or forecasts and agreements; and (v) any other information which is not known to the public

2. Employee further agrees to promptly deliver to COMPANY on termination of his employment or at any time it may so request, all memoranda, notes, notebooks, records, reports, manuals, drawings, blueprints and other documents or things belonging to COMPANY including all copies of said materials, which I may then possess or have in my custody or under my control. The rights and obligation of this paragraph and paragraph 1 of this section shall survive and continue after any expiration or termination of this agreement or of employee's employment with COMPANY so long as the information specified in this and the preceding paragraph remain confidential.

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          SECTION VII INVENTIONS, PATENTS, TRADE SECRETS AND COPYRIGHTS

Employee agrees that all inventions, copyrightable works and confidential information (including but not limited to new contributions, improvements, ideas or discoveries, whether patentable or not and computer source code and documentation) produced, conceived, made or first actually reduced to practice by employee solely or jointly with others during the period of employee's employment with COMPANY (the foregoing are subsequently referred to as Creative Work(s), are hereby assigned to COMPANY and shall be the exclusive property of COMPANY.

                   SECTION VIII NON-SOLICITATION OF EMPLOYEES

During Employees employment with COMPANY and for a period of one (1) year after the termination of said employment for any reason, Employee shall not either directly or indirectly solicit, induce, recruit or encourage any of the employees of COMPANY to leave their employment or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of COMPANY, either for Employee or for any other person or entity.

                             SECTION IX NON COMPETE

While in the employ of COMPANY and thereafter, Employee shall not in any manner, directly or indirectly, interfere or attempt to interfere with the business, goodwill, trade, customers or employees of COMPANY or anyone dealing with COMPANY. Employee while an employee and thereafter shall not communicate or divulge, or use for his benefit or any person, firm, association or corporation, without the prior written consent of COMPANY, any confidential information, or other confidential matters possessed, owned or used by COMPANY.

All confidential information Employee shall use or prepare or come in contact with while an employee of COMPANY, regarding the business of COMPANY, shall remain the sole property of COMPANY.

                                SECTION X NOTICE

All notices shall be in writing and mailed, sent by facsimile transmission or hand delivered to:

         Employee
         Art Malone Jr.

         Employer
         Secured Data, Inc.
         409 Calle San Pablo Suite 100-101
         Camarillo, CA 93010.

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                            SECTION XI ASSIGNABILITY

This agreement shall inure to the benefit of COMPANY's assigns or successors whether through a change of stock control or a partial or complete sale of assets including but not limited to an acquisition or merger.

                         SECTION XII GENERAL PROVISIONS

1. The laws of the State of California govern this Agreement. If one or more of the provisions in this agreement is deemed void by law, then the remaining provisions will continue in full force and effect.

2. Employee acknowledges that this is the sole Agreement between he and COMPANY with respect to the subject matter contained herein, and he has not relied upon any representation or promise not expressly stated herein.

3. Any modification to this Agreement can only be made in writing executed by the Employee and the Board of Directors of COMPANY.

IN WITNESS WHEREOF, Employee, Art Malone Jr., and the COMPANY Eternet, Inc. have executed this Agreement as of the date first above written and effective as of June 1, 2003.

COMPANY                                           Employee


By:________________________                       __________________________
   Craig G. Robson                                Art Malone Jr.

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